As filed with the Securities and Exchange Commission on June 26, 2006

Registration Statement No. 333-49534

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

j2 GLOBAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0371142
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6922 Hollywood Boulevard
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

Nehemia Zucker
6922 Hollywood Boulevard
Suite 500
Los Angeles, California 90028
(Name and address of agent for service)

(323) 860-9200
(Registrant’s telephone number, including area code)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:    Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        j2 Global Communiations, Inc., a Delaware corporation (“j2 Global”), filed a Registration Statement on Form S-3 (Registration No. 333-49534) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on November 8, 2000, registering 1,158,770 shares of common stock, par value $.01 (the “Shares”). The Commission declared the Registration Statement effective on November 28, 2000.

        In accordance with the undertaking contained in Part II, Item 17(5) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, j2 Global files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration all of the Shares that were subject to the Offering but remain unsold as of the date hereof. j2 Global is deregistering these securities because j2 Global’s obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of various registration rights agreements with the selling shareholders has expired.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on June 23, 2006.

j2 Global Communications, Inc.

By:	/s/ NEHEMIA ZUCKER
Nehemia Zucker
Principal Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on June 26, 2006 by the following persons in the capacities indicated:

Signature	Title
/S/ NEHEMIA ZUCKER Nehemia Zucker	Co-President and Chief Operating Officer (Principal Executive Officer)

/S/ R. SCOTT TURICCHI R. Scott Turicchi	Co-President and Chief Financial Officer (Principal Financial Officer)

/S/ GREGGORY KALVIN Greggory Kalvin	Chief Accounting Officer (Principal Accounting Officer)

/S/ RICHARD S. RESSLER Richard S. Ressler	Chairman of the Board and a Director

/S/ JOHN F. RIELEY John F. Rieley	Director

/S/ MICHAEL P. SCHULHOF Michael P. Schulhof	Director

/S/ ROBERT J. CRESCI Robert J. Cresci	Director

/S/ DOUGLAS Y. BECH Douglas Y. Bech	Director

3